UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

HG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34964	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 E. 7th Street, Suite 101
Charlotte, North Carolina 28204
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (850) 772-0698

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2024, Justin H. Edenfield resigned as Principal Financial and Accounting Officer; Secretary of HG Holdings, Inc. (the “Company”). Mr. Edenfield will be focusing his efforts on a new role at HP Managing Agency, LLC. Mr. Edenfield’s resignation was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

In connection with Mr. Edenfield’s resignation, the board of directors of the Company (the “Board”) has elected Anna Lieb to serve as Principal Financial and Accounting Officer; Secretary of the Company effective as of May 31, 2024.

Mrs. Lieb, age 41, has served as Controller of HG Managing Agency, LLC (“HGMA”), an affiliated managing service company, since September 2023. She also has served as Treasurer and Chief Financial Officer of National Consumer Title Insurance Company (“NCTIC”), an affiliated insurance company, since May 2024. Mrs. Lieb has over 15 years of experience in finance and accounting, specializing in the insurance industry. Prior to joining the Company, Mrs. Lieb served as a Financial Controller and Vice President of SEC Reporting at SiriusPoint Ltd. from March 2019 to August 2023. From November 2013 until joining SiriusPoint Ltd., Mrs. Lieb served as an Accounting Advisory and Policy Manager at Marsh & McLennan Companies, Inc. Prior to that, Mrs. Lieb was an Audit Manager at KPMG LLP. There are no arrangements or understandings between Mrs. Lieb and any other person pursuant to which she was elected as an officer of the Company.

Mrs. Lieb has no family relationships with any other executive officer or director of the Company and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mrs. Lieb’s service as Principal Financial and Accounting Officer; Secretary of the Company, HGMA and Mrs. Lieb have entered into an Employment Agreement dated May 31, 2024 (the “Employment Agreement”). The Employment Agreement provides for an initial employment term through May 31, 2027, unless earlier terminated in accordance with the terms of the Employment Agreement, and will renew for one-year renewal terms unless earlier terminated in accordance with the terms of the Employment Agreement or written notice of non-renewal is given to the other party at least 60 days prior to the expiration of the then-current term. Mrs. Lieb will receive an annual base salary of $300,000, which may be reviewed annually by the Board and increased by the Board in its sole discretion. She will also receive a retention bonus of $50,000, half of which will be paid on September 30, 2024 and the other half will be paid on March 31, 2025. Mrs. Lieb also is eligible to receive a target annual bonus of $60,000 for the timely and accurate completion of the Company’s reporting requirements. In addition to such bonus, Mrs. Lieb is eligible to receive an annual bonus of up to $100,000 based on certain budgetary metrics.

Pursuant to the Employment Agreement, if Mrs. Lieb’s employment is terminated for “cause” (as defined in the Employment Agreement), terminated without cause during any renewal term or terminated due to Mrs. Lieb’s death, disability or resignation, Mrs. Lieb will be entitled to receive her base salary and benefits earned through the effective date of such termination. If Mrs. Lieb is terminated without cause during the initial term of the Employment Agreement, Mrs. Lieb is entitled to receive an amount equal to 12 months of her base salary, payable over a 12-month period. The Employment Agreement also contains customary provisions relating to intellectual property rights being assigned to HGMA as well as customary confidentiality provisions owed from Mrs. Lieb to HGMA. In addition, the Employment Agreement contains certain non-solicitation requirements during the term of the agreement and for a period ending 12 months after the termination thereof.

In connection with Mr. Edenfield’s resignation, the Company and Mr. Edenfield have entered into a consulting agreement dated June 1, 2024 (the “Consulting Agreement”) under which Mr. Edenfield agrees to provide certain transition and consulting services to the Company through December 31, 2024 pertaining to Mr. Edenfield’s previous principal financial and accounting officer duties and responsibilities. The specific nature and amount of the services to be performed pursuant to the Consulting Agreement shall be determined by the Company’s Chief Executive Officer and shall include, but are not limited to (1) financial matters consultation, to include but not be limited to generally accepted accounting principles and statutory accounting, federal and state tax filings, premium tax payments and franchise tax payments, (2) statutory matters, to include but not be limited to audit compliance, statutory reporting and statutory filings, and (3) the review of relevant Securities and Exchange Commission filings as necessary. The Consulting Agreement also contains customary provisions relating to intellectual property and work product rights being assigned to the Company as well as customary confidentiality provisions owed from Mr. Edenfield to the Company. Under the Consulting Agreement, the Company has agreed to pay Mr. Edenfield $12,000 per month. The Company has the right to terminate the Consulting Agreement at any time for any reason, and Mr. Edenfield has the right to terminate the Consulting Agreement upon 30 days’ written notice.

The foregoing descriptions of the Employment Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Consulting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated May 31, 2024, by and between HG Managing Agency, LLC and Anna Lieb
10.2	Consulting Agreement, dated June 1, 2024, by and between HG Holdings, Inc. and Justin H. Edenfield
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: June 6, 2024	By:	/s/ Anna Lieb
		Name:	Anna Lieb
		Title:	Principal Financial and Accounting Officer; Secretary